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                                                                     EXHIBIT 8.1

                              YPF SOCIEDAD ANONIMA

                        LIST OF SIGNIFICANT SUBSIDIARIES

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   Name                        Jurisdiction of Incorporation (address)
   ----                        ----------------------------------------
Under Control:

YPF International  S.A.        Av. Jose Estenssoro 100, Santa Cruz de la Sierra,
                               Republica de Bolivia

Operadora de Estaciones de
Servicios S.A.                 Av. Roque Saenz Pena 777 - Buenos Aires - Argentina

A-Evangelista S.A.             Tucuman 744, P. 12, Buenos Aires, Argentina

YPF Holdings  Inc.             717 North Harwood Street - Dallas - Texas - U.S.A.
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   Name                        Jurisdiction of Incorporation (address)
   ----                        ---------------------------------------

Related Companies:

Compania Mega S.A.             Av. Roque Saenz Pena 777 - P. 7 - Buenos Aires -
                               Argentina


PBBPolisur S.A.                Av. Eduardo Madero 900 - P. 7 - Buenos Aires -
                               Argentina

Petroken Petroquimica
Ensenada S.A.                  Sarmiento 1230 - P. 6 - Buenos Aires - Argentina

Oleoducto Trasandino
(Argentina) S.A.               Esmeralda 255 P. 5 - Buenos Aires - Argentina

Profertil S.A.                 Alicia Moreau de Justo 140 - P. 1 - Buenos Aires -
                               Argentina

Refineria del Norte S.A.       Maipu 1 - P. 2 - Buenos Aires - Argentina

Oleoductos del Valle S.A.      Florida 1 - P. 10 - Buenos Aires - Argentina


Gas Argentino S.A.             Gregorio Araoz de Lamadrid 1360 - Buenos Aires -
                               Argentina

Terminales Maritimas           Av. Leandro N. Alem 1180 - P.11 - Buenos Aires -
Patagonicas S.A.               Argentina


Oiltanking Ebytem S.A.         Alicia Moreau de Justo 872 - P. 4  - Of. 7 - Buenos
                               Aires - Argentina


Gasoducto del Pacifico
(Argentina) S.A.               San Martin 323 - P. 19 - Buenos Aires - Argentina

Gasoducto del Pacifico
(Cayman) Ltd.                  P.O. Box 265 - Georgetown - Islas Caiman

Central Dock Sud S.A.          Reconquista 360- P. 6 - Buenos Aires - Argentina

Inversora Dock Sud S.A.        Reconquista 360- P. 6 - Buenos Aires - Argentina

Pluspetrol Energy S.A.         Lima 339 -  Buenos Aires - Argentina
Other Subsidiaries:
Mercobank S.A.                 Bartolome Mitre 343 - Buenos Aires - Argentina
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